EX-99.906CERT

CERTIFICATIONS

Ford Donohue, Chief Executive Officer, and Zachary P. Richmond, Chief Financial Officer, of Peachtree Alternative Strategies Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2023 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER

Peachtree Alternative Strategies Fund                  Peachtree Alternative Strategies Fund

/s/ Ford Donohue                                            /s/ Zachary P. Richmond

Ford Donohue, President and Principal             Zachary P. Richmond, Treasurer and Principal

Executive Officer                                                Financial Officer

Date: January 4, 2024                                      Date: January 4, 2024

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Peachtree Alternative Strategies Fund and will be retained by Peachtree Alternative Strategies Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.